Contacts:
Healtheon/WebMD:                                    Medical Manager/CareInsite:
Investor Relations:                                 Investor Relations/Media:
Lew Belote                                          Risa Fisher
404/495-7602                                        201/703-3400
lbelote@webmd.net                                   rfisher@careinsite.com


Media:
Jennifer Meyer                                 FOR IMMEDIATE RELEASE
212/880-5253
Jennifer.meyer@ogilvypr.com


                 HEALTHEON/WEBMD, MEDICAL MANAGER AND CAREINSITE
                         AMEND TERMS OF MERGER AGREEMENT

         NEW TERMS UNDERSCORE COMPANIES' COMMITMENT TO COMPLETE MERGERS

    JEFFREY T. ARNOLD AND MARTIN J. WYGOD TO BE CO-CEOS OF COMBINED COMPANY,
                       W. MICHAEL LONG TO REMAIN CHAIRMAN

          COMBINED COMPANY TO BE RENAMED WEBMD AT COMPLETION OF MERGERS

     INTEGRATION AND STRATEGIC PLANNING COMMITTEE TO BEGIN WORK IMMEDIATELY


ATLANTA and ELMWOOD PARK, NJ, June 19, 2000 - Healtheon/WebMD Corporation (NASDAQ: HLTH) announced today restructured terms for its proposed mergers with Medical Manager Corporation (NASDAQ: MMGR), a provider of physician practice management systems, and its publicly traded subsidiary, CareInsite, Inc. (NASDAQ: CARI), a provider of innovative healthcare network and clinical communications services, which was originally announced on February 14, 2000. Healtheon/WebMD's proposed mergers with Medical Manager and CareInsite and its recently completed acquisition of Envoy Corporation bring together companies with complementary strengths and a shared vision to reduce healthcare costs and improve the quality of care, by providing access to information and replacing inefficient healthcare processes with convenient and efficient technology, tools and services.

Under the revised merger agreements, Healtheon/WebMD will issue 2.5 shares of Healtheon/WebMD common stock for each share of Medical Manager. The exchange ratio for CareInsite remains at the originally announced 1.3 shares of Healtheon/WebMD common stock for each share of CareInsite not owned by Medical Manager. Completion of the mergers, which will be accounted for as purchase transactions, is expected in September 2000, subject to regulatory and shareholder approvals. The companies anticipate filing the S-4 registration statement/joint proxy statement with the SEC later today.

After the closing of the proposed mergers, the combined company will be renamed WebMD. The management teams of all three companies are committed to quickly integrating the companies' assets and operating as one company under the global brand WebMD.

The combined company's board of directors will have equal representation between Medical Manager/CareInsite and Healtheon/WebMD and one additional director, Dennis Gillings, Chairman and CEO of Quintiles Transnational Corporation. W. Michael Long will remain chairman of the board. Jeffrey T. Arnold, CEO of Healtheon/WebMD, and Martin J. Wygod, chairman of Medical Manager and CareInsite, will lead the merged company and both carry the title of Co-Chief Executive Officer of WebMD. Marvin P. Rich, CEO of CareInsite and President of Medical Manager, will become the President of WebMD. Patricia Fili-Krushel will continue as CEO of WebMD Health, WebMD's Consumer Division and Steve Grant will continue as Chief Operating Officer of WebMD. Michael A. Singer and John Kang will continue as Co-CEOs of Medical Manager Health Systems. Fred Goad, former Chairman of Envoy Corporation, and Jim Kever, former CEO of Envoy, will remain in charge of WebMD's Transaction Division. Pavan Nigam will remain WebMD's Chief Technology Officer. WebMD's headquarters will remain in Atlanta, Georgia.

With the completed acquisition of Envoy Corporation (see release dated May 30, 2000), Healtheon/WebMD processes more than 2 billion transactions a year for U.S. healthcare customers. The combined company is well positioned to enhance the value provided to payers with an expanded set of services that will help them reduce administrative inefficiencies and lower their medical loss ratios. In order to gain widespread adoption, Healtheon/WebMD will integrate its transaction services into the workflow of the physicians' existing practice management systems. The combined company will work to rapidly web-enable the nation's physician community through Medical Manager's installed base of 185,000 physicians and Healtheon/WebMD's relationships with other leading practice management vendors, IDX, Medic and InfoCure.

"Our combined company's ability to integrate the transaction and portal services into the workflow of the physicians' current technology platform and to be responsive to payers' needs coupled with our leading traditional and Internet-enabled EDI transaction assets will enable all healthcare constituents to realize the benefits of a more efficient and affordable healthcare system," said Jeff Arnold, CEO of Healtheon/WebMD. "Our renegotiated agreements reflect our shared commitment to complete the transactions as quickly as possible to allow us to focus on efficiently deploying our merged company's combined assets. With over $1 billion in cash, the merged company will have the capital necessary to execute our business plan and reach profitability."

Martin J. Wygod, chairman of Medical Manager and CareInsite, said, "I strongly believe in the value of this combination and we are committed to completing the transactions as quickly as possible. Combining our assets and management teams creates a company with an unparalleled opportunity to transform the infrastructure of the healthcare industry. While the fragmented healthcare industry is not without its challenges, we are confident that we can capitalize on the combined strengths of these companies, including our substantial physician and payer relationships, in order to reduce costs for the entire healthcare industry."

The combination of these companies creates an opportunity to not only reduce costs but to streamline operations in order to bring products to market faster and more effectively meet customers' needs. The companies have formed an integration and strategic planning committee that will begin work immediately. "With the rapid succession of acquisitions recently completed by both Healtheon/WebMD and CareInsite, there are numerous areas in the combined company in which significant redundant costs can be eliminated. The goal of the integration and strategic planning committee will be to determine the best way to organize and manage the companies' businesses and to develop a cost cutting program which will be implemented as soon as possible after closing the mergers," said Marv Rich, CEO of CareInsite and President of Medical Manager.

In addition, the companies will immediately begin the development work necessary to integrate the WebMD portal, called WebMD Practice, with The Medical Manager system and will begin to pilot a beta of the integrated services with select Medical Manager physician users.

The company will continue to partner with health plans in major geographic regions building upon Healtheon/WebMD's strong relationships with payers across the country and CareInsite's established relationships with the leading payers in New York, New Jersey, Ohio and Massachusetts. The company expects to gain depth of physician penetration by creating an all-payer network that makes available a broad range of services in each local healthcare market. The merged company expects to build rapidly an integrated services offering, combining its' administrative, financial and clinical services assets - Envoy, CareInsite, Kinetra, MedEAmerica and Healtheon/WebMD - which will bring value to the nation's payers, providers and suppliers.

As originally announced, the combined company will maintain CareInsite's existing strategic partnership with Cerner (NASDAQ: CERN), the world's leading clinical information solutions provider, bringing key technologies and infrastructure services to the organization. Neal Patterson, chairman and chief executive officer of Cerner reiterated, "We support this merger as it brings together the right resources, expertise and solutions together to best meet the vast challenges facing our healthcare system."

Arnold said, "As a result of the mergers, we will be well positioned to use the strengths of the WebMD portal to serve our health partners. With more than 4 million unique monthly consumer visitors and 120,000 professional users, WebMD is the most frequently visited health web site by consumers and physicians. By integrating health partner content and services into the WebMD portal, we can provide health plans, hospitals, pharmaceutical and medical device companies with an unparalleled ability to not only reach their customers, but also build an enduring relationship with their members and physicians."

"The eHealth challenge is tremendous but as one company we possess highly complementary management skill sets, strong industry relationships and partnerships, and a shared passion to deliver on our vision," said Mike Long, chairman of Healtheon/WebMD. "We are committed to completing the deals, integrating our strong organizations and meeting the challenge of streamlining the healthcare delivery system to benefit everyone."

ABOUT MEDICAL MANAGER CORPORATION
Medical Manager Corporation operates three lines of business. Medical Manager Health Systems is a leading provider of physician practice management systems. Porex Corporation is a leader in the development, manufacturing and distribution of porous and solid plastic products. CareInsite, Inc., a 68% owned publicly traded subsidiary, provides innovative healthcare network and clinical communications services.

ABOUT CAREINSITE, INC.
CareInsite, Inc. provides innovative healthcare network and clinical communications services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information among physicians and their patients, and affiliated health plans, providers and suppliers. CareInsite's services are designed to improve the quality of patient care and reduce the administrative and clinical costs of healthcare. CareInsite is a 67% owned subsidiary of Medical Manager Corporation.

ABOUT HEALTHEON/WEBMD CORPORATION
Healtheon/WebMD is the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry. Healtheon/WebMD is using the Internet to facilitate a new system for the delivery of healthcare, resulting in a single, secure environment for all communications and transactions that will enable a more efficient and cost effective healthcare system. Healtheon/WebMD has its corporate headquarters in Atlanta and its technology headquarters in Silicon Valley. For more information visit http://www.webmd.com.

For more information, visit www.webmd.com, www.medicalmanager.com, www.careinsite.com

Other than historical information set forth herein, this announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the ability of Healtheon/WebMD, Medical Manager Corporation and CareInsite's services to improve healthcare, decrease clinical and administrative costs and inefficiencies and accelerate physician adoption. Actual results could be materially different from those discussed in this announcement. Factors that could cause actual results to differ include, among others: the companies' limited operating history, continued growth in the use of the Internet, and acceptance of the Internet as a secure medium over which to conduct transactions. Additional risks associated with the companies' businesses can be found in the companies' periodic filings with the Securities and Exchange Commission.